Exhibit 1.1
Execution Version
JOHN DEERE OWNER TRUST 2015-B

JOHN DEERE RECEIVABLES, INC.

and

JOHN DEERE CAPITAL CORPORATION

Class A-2  0.98% Asset Backed Notes

Class A-3  1.44% Asset Backed Notes

Class A-4  1.78% Asset Backed Notes

UNDERWRITING AGREEMENT

September 1, 2015

RBC Capital Markets, LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.

c/o           RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, New York 10281

c/o           Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o           J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

John Deere Receivables, Inc. (the “Seller” or “JDRI”) and John Deere Capital Corporation (“JDCC”) confirm their agreement (the “Agreement”) with RBC Capital Markets, LLC (“RBC”), Barclays Capital Inc. (“Barclays”), J.P. Morgan Securities LLC (“JPM”), HSBC Securities (USA) Inc. (“HSBC”) and Mitsubishi UFJ Securities (USA), Inc. (“MUFG”) (collectively, the “Underwriters” or “you”, which terms shall also include any Underwriter substituted as provided in Section 11), for whom RBC, Barclays and JPM are acting as representatives (in such capacity RBC, Barclays and JPM are hereinafter referred to collectively as the “Representatives” and each, a “Representative”) with respect to the public offering by you of the Asset Backed Notes specified in the Pricing Agreement referred to below (the

“Underwritten Notes”) issued by John Deere Owner Trust 2015-B (the “Issuer”).  The Seller has authorized the public offering of up to $523,000,000 principal amount of Underwritten Notes.  In addition, the Issuer will issue $228,000,000 aggregate principal amount of 0.40000% Class A-1 Notes (the “Retained Notes” and, together with the Underwritten Notes, the “Notes”).   The Retained Notes will not be offered pursuant to the Prospectus Supplement (as defined below) and will be initially retained by the Depositor or an affiliate thereof.  The Notes may be issued in various series, and, within each series, in one or more classes, and the Underwritten Notes may be offered in one or more offerings on terms determined at the time of sale (each such series, a “Series” and each such class, a “Class”).  Each such Series of the Notes may be issued by a Delaware statutory trust (each, a “Trust”) under a separate indenture (each, an “Indenture”) between the Trust and a trustee to be identified in the prospectus supplement relating to such Series (the “Indenture Trustee”).  Each Trust will also issue Asset Backed Certificates (“Certificates”) evidencing beneficial interests in such Trust.  Each Trust will be created pursuant to a separate trust agreement (each, a “Trust Agreement”) with respect to such Series between a trustee to be identified in the prospectus supplement relating to such Series (the “Owner Trustee”) and the Seller, as depositor.  The Notes and the Certificates are collectively referred to as the “Securities”.  The assets of each Trust will include agricultural and construction equipment retail installment sale and loan contracts (the “Receivables”) and various Trust accounts.  The Seller will purchase the Receivables relating to a Series of Notes from JDCC pursuant to a separate Purchase Agreement and sell them to the related Trust pursuant to a separate Sale and Servicing Agreement, pursuant to which JDCC will service and administer such Receivables.  The Indenture, the Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Administration Agreement relating to a Series of Notes are collectively referred to herein as the “Basic Documents”.  Unless otherwise specified herein, reference to the Trust and any Basic Document shall refer to the Issuer and the related Basic Document, respectively.  Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture and the Trust Agreement.

Prior to the purchase and public offering of the Underwritten Notes by the Underwriters, the Seller, JDCC and the Underwriters shall enter into an agreement substantially in the form of, or containing the information set forth in, Exhibit A hereto (the “Pricing Agreement”).  The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Seller, JDCC and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto.  The offering of the Underwritten Notes will be governed by this Agreement, as supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Seller has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-197204), containing a preliminary prospectus and a form of preliminary prospectus supplement relating to the Underwritten Notes for the registration of the Underwritten Notes under the Securities Act of 1933, as amended (the “1933 Act”), and the offering of the Underwritten Notes from time to time in accordance with Rule 415 of the rules of the Commission under the 1933 Act (the “1933 Act Regulations”), has filed such amendments thereto, if any, and such amended preliminary prospectus and form of preliminary prospectus supplement as have been required prior to the date hereof, and will file such additional amendments thereto and such amended prospectuses and forms of prospectus supplement as may hereafter be required pursuant to the 1933 Act and the 1933 Act Regulations.  “Registration Statement” as of any time means such registration statement (collectively), as amended, in the form then filed by the Seller, including any prospectus and/or prospectus supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1933 Act. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the offering of the Underwritten Notes of a particular Series, which time shall be considered the “effective date” of the Registration Statement with respect to such Underwritten Notes.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Preliminary Prospectus” means the base prospectus relating to the Underwritten Notes, dated August 21, 2014 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement relating to the Underwritten Notes, dated the date specified in the Pricing Agreement (together, with the information referred to under the caption “Static Pool Data” therein, the “Preliminary Prospectus Supplement”).  “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement contemplated by Section 4(a)(i) (together, with the information referred to under the caption “Static Pool Data” therein, the “Prospectus Supplement”) that discloses the public offering price and other final terms of such Underwritten Notes and otherwise satisfies Section 10(a) of the 1933 Act.

At or prior to the Applicable Time, the Seller had prepared the Preliminary Prospectus and the Ratings Term Sheet.  “Applicable Time” means the time agreed to by the Seller and the Representatives and set forth in the Pricing Agreement, which shall be the time immediately after the Seller and the Representatives agree on the pricing terms of the Underwritten Notes.  “Ratings Term Sheet” means the free writing prospectus dated the date of the Preliminary Prospectus relating to the credit ratings expected to be received on the Notes from the hired NRSROs (as defined in Section 1(a)(xiv)), in the form agreed to by JDCC, the Seller and the Representatives.  The Ratings Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

SECTION 1.    Representations and Warranties.

(a)           Each of the Seller and JDCC represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”) as follows:

(i)           The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Representation Date, complied, and the Prospectus as of the Closing Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of its issue date and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Preliminary Prospectus when filed complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and as of the Applicable Time and as of the Closing Date, the Preliminary Prospectus and the information listed on Exhibit B to the Pricing Agreement, all considered together (collectively, the “Disclosure Package”), did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary contained herein, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Seller in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or the Disclosure Package it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as “Underwriters Information” in the Pricing Agreement, or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Indenture Trustee.  The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(ii)           The documents, if any, incorporated by reference in the Prospectus, at the time, if any, they were or hereafter are filed with the Commission during the period specified in Section 4(a)(vi), complied and will comply, as the case may be, in all material respects with the positions of the staff of the Commission pursuant to the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time, if any, they were or hereafter are filed with the Commission during the period specified in Section 4(a)(vi), did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)          The Independent Public Accountants (as defined in Section 6(d)) are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)          Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package (A) there has not been any material adverse change in the financial condition of the Seller or in the results of operations or business prospects of the Seller, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Seller, other than transactions in the ordinary course of business, which are material with respect to the Seller.

(v)           Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as otherwise stated in or contemplated by the Registration Statement, the Prospectus and the Disclosure Package (A) there has not been any material adverse change in the financial condition of JDCC and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by JDCC or its subsidiaries, other than transactions in the ordinary course of business, including borrowings for the acquisition of receivables and other operations and other than transactions which are not material in relation to JDCC and its subsidiaries considered as one enterprise.

(vi)          Each of the Seller and JDCC has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Prospectus and the Preliminary Prospectus.

(vii)         The execution and delivery of this Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action of the Seller and JDCC, as applicable, and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or JDCC, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Seller or JDCC is a party or by which the Seller or JDCC may be bound or to which any of the property or assets of the Seller or JDCC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Seller or JDCC or, to the best of its knowledge, any order, rule or regulation applicable to the Seller or JDCC of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Seller or JDCC.

(viii)        The Underwritten Notes have been duly authorized for issuance and sale pursuant to this Agreement, the Retained Notes have been duly authorized for issuance pursuant to the Indenture and the Certificates have been duly authorized for issuance pursuant to the Trust Agreement (or will have been so authorized prior to the issuance of the Securities).  When issued and authenticated pursuant to the provisions of the Indenture, in the case of the Retained Notes, the Trust Agreement, in the case of the related Certificates, and, this Agreement and the Indenture, in the case of the Underwritten Notes, and delivered against payment of the consideration therefor in accordance with this Agreement in the case of the Underwritten Notes, the Notes will be valid and legally binding obligations of the Trust enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles), and will be entitled to the benefits of the Indenture, and the related Certificates will be duly and validly issued and outstanding.  The Notes, the related

Certificates, the Indenture and the Trust Agreement conform in all material respects to all statements relating thereto contained in the Disclosure Package, the Prospectus and the Registration Statement.

(ix)         At the Closing Time or at such other times as may be set forth herein, each of the representations and warranties of the Seller and JDCC set forth in the Sale and Servicing Agreement and by JDCC in the Purchase Agreement will be true and correct; provided that the sole remedy for any breach of any representation or warranty in Section 3.02(b) of the Purchase Agreement shall be limited to the remedies therefor provided in the Purchase Agreement.

(x)           In its unconsolidated accounting records, JDCC will treat the conveyance of receivables contemplated by Section 2.01 of the Purchase Agreement as a sale of assets for accounting purposes.

(xi)          The Seller is not, and on the date on which the first bona fide offer of the Underwritten Notes was made was not, an “ineligible issuer”, as defined in Rule 405 under the 1933 Act.

(xii)         Each Issuer Free Writing Prospectus (as defined in Section 3(a)) (including any Permitted Free Writing Prospectus (as defined in Section 3(a))), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Notes or until any earlier date that the Seller notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) with the information then contained in the Registration Statement, the Prospectus or the Preliminary Prospectus and not superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus) there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Prospectus or the Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Seller will promptly (i) notify the Representatives and (ii) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(xiii)        The initial effective date of the Registration Statement is not more than three years prior to the date on which the first bona fide offer of the Underwritten Notes was made.

(xiv)       JDCC has executed and delivered a written representation to each “nationally recognized statistical rating organization” (within the meaning of the 1934 Act) hired by JDCC to rate the Notes (the “hired NRSROs” and each, a “hired NRSRO”) that satisfies the requirements of Rule 17g-5(a)(3)(iii) of the 1934 Act (each, a “17g-5 Certification”) and JDCC has complied with each such 17g-5 Certification.

(xv)        The Seller has complied with Rule 193 under the 1933 Act in connection with the offering of the Underwritten Notes in all material respects.

(xvi)       The Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(xvii)       Neither the Seller nor JDCC has engaged (and, through and including the Closing Date, will not engage) any third-party due diligence services providers to provide any third party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (a “Due Diligence Report”), except for the Independent Public Accountant (as defined in Section 6(d)) (the “Accounting Firm”), which was engaged to provide procedures involving a comparison of information in the files related to certain Receivables to information on a data tape relating to such Receivables and to issue an agreed-upon procedures report in connection therewith (the “Accountant’s Due Diligence Report”).  The Accounting Firm has also prepared and provided a certification on Form ABS Due Diligence-15E (the “Accountant’s Form 15E Certification”), and has consented to the use of the Accountant’s Due Diligence Report and the Accountant’s Form 15E Certification in the preparation by the Seller of the Form ABS-15G (as defined below) furnished to the Commission on EDGAR as required by Rule 15Ga-2 under the Exchange Act.

(xviii)           The Seller has (A) prepared a report on Form ABS-15G (the “Form ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2 and any other applicable rules, requirements and regulations of the Commission and the Exchange Act; (B) furnished the Form ABS-15G to the Commission on EDGAR at least five business days prior to the date hereof as required by Rule 15Ga-2; and (C) provided a copy of the final draft of the Form ABS-15G to the Underwriters within a reasonable period prior to furnishing such Form ABS-15G to the Commission on EDGAR.

(b)           Any certificate signed by any officer of the Seller or JDCC and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Seller or JDCC (or by the Seller acting through JDCC) as to the matters covered thereby to each Underwriter.

(c)           Each Underwriter, severally and not jointly, represents and warrants to each of the Seller and JDCC as of the date hereof as follows:

(i)           In relation to each Member State of the European Economic Area (each, a “Member State”), each Underwriter has not made and will not make an offer of Underwritten Notes which are the subject of the offering contemplated by the Prospectus Supplement to the public in that Member State other than:

(1)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(2)           to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead underwriter; or

(3)           in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of Underwritten Notes shall require the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this Section 1(c)(i), (A) the expression an “offer of Underwritten Notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe the Underwritten Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by the 2010 PD Amending Directive and other amendments thereto to the extent implemented in each Member State) and includes any relevant implementing measure in each Member State and (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(ii)          Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the Underwritten Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity.

(iii)          Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Notes in, from or otherwise involving the United Kingdom.

(iv)          Each Underwriter has not delivered, and will not deliver, to any hired NRSRO or any other “nationally recognized statistical rating organization” (within the meaning of the 1934 Act) any Rating Information without the prior written consent of JDCC.  “Rating Information” means any information provided for the purpose of determining an initial credit rating or undertaking credit rating surveillance of the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)-(D)).

(v)          It has not obtained any Due Diligence Report from any third party due diligence service provider in connection with the issuance of the Notes except for the Accountant’s Due Diligence Report.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)           On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Seller, the Underwritten Notes set forth opposite its name in the Pricing Agreement at the respective prices to be determined by agreement between the Seller and you, which prices shall be set forth in the Pricing Agreement.  In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Seller and you.

(b)           Payment of the purchase price for, and delivery of, the Underwritten Notes shall be made at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Seller at 10:00 A.M. on September 9, 2015, or such other time as shall be agreed upon by the Representatives and the Seller (such time and date of delivery being herein called the “Closing Time” and such date of delivery being called the “Closing Date”).  Payment shall be made by the Representatives to the Seller in same day funds against delivery of the Underwritten Notes to, or at the direction of, the Representatives.  The Underwritten Notes shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time.  The Underwritten Notes, which may be in temporary form, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time.  The Underwritten Notes will be represented initially by Underwritten Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company.

SECTION 3.    Free Writing Prospectuses.

(a)           The Seller represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Seller and the Representatives, it has not made and will not make any offer relating to the Underwritten Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to in writing by the Seller and the Representatives is referred to herein as a “Permitted Free Writing Prospectus.”  The Seller represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Underwritten Notes (including any “road show” (as defined under Rule 433(h)(4) of the 1933 Act) in which representatives of JDRI or JDCC participate) in the form filed or required to be filed by the Seller with the Commission or, if not required to be filed, in the form retained in the Seller’s records pursuant to Rule 433(g).

(b)           Subject to the consent of the Representatives required in Section 3(a), the Seller will prepare a final term sheet relating to the final terms of the Underwritten Notes substantially in the form attached as Exhibit A to the Pricing Agreement (the “Final Term Sheet”) and will file such Final Term Sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Underwritten Notes.  Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  Notwithstanding anything to the contrary contained herein, the Seller consents to the use by any Underwriter of a free writing prospectus (each, an “Underwriter Free Writing Prospectus”) that contains only (i) (A) information describing the preliminary terms of the Underwritten Notes or their offering or (B) information that describes the final terms of the Underwritten Notes or their offering and that is or is to be included in the Final Term Sheet, (ii) in the case of an Intex CDI file, “issuer information” as defined in Rule 433(h)(2) that is included in the Preliminary Prospectus or, following the filing of the Final Term Sheet, the Final Term Sheet (the “Intex Information”), or (iii) other customary information that is not “issuer information” as defined in Rule 433(h)(2), or that is not otherwise an Issuer Free Writing Prospectus; provided that (x) no such Underwriter Free Writing Prospectus shall include information that conflicts with information in the Registration Statement, the Preliminary Prospectus or the Prospectus and not superseded or modified; (y) such Underwriter Free Writing Prospectus shall contain the legend required by Rule 433(c)(2); and (z) the Underwriters using the Underwriter Free Writing Prospectus shall retain the free writing prospectus for the period required by Rule 433(g) of the 1933 Act or any successor provision.  Each Underwriter shall provide to the Seller a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the 1933 Act no later than the close of business on the business day following the date of first use.

(c)           Neither the Seller nor any Underwriter shall disseminate or file with the Commission any information relating to any Underwritten Notes in reliance on Rule 167 or 426 under the 1933 Act, nor shall the Seller or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined above) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the 1933 Act.

SECTION 4.  Covenants.

(a)           The Seller covenants with each Underwriter as follows:

(i)            Immediately following the execution of the Pricing Agreement, the Seller will prepare a Prospectus Supplement setting forth the principal amount of the Underwritten Notes, the price or prices at which the Underwritten Notes are to be purchased by the Underwriters, either the initial public offering price or prices or the method by which the price or prices at which the Underwritten Notes are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Seller deem appropriate in connection with the offering of the Underwritten Notes.  The Seller will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act within the time period prescribed therein, and will furnish to the Underwriters as many copies of the Prospectus as you shall reasonably request.

(ii)           At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, the Seller will promptly notify the Representatives, and immediately confirm the notice in writing, (A) of the effectiveness of any post-effective amendment to the Registration Statement, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (E) of the mailing or delivery to the Commission for filing of any document to be filed pursuant to the 1934 Act and (F) of the receipt by the Seller of any notification with respect to the suspension of the qualification of any Class of Underwritten Notes for sale in any jurisdiction or the initiation of any proceedings for that purpose.  The Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)         At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, the Seller will give the Representatives notice of its intention to make any amendment to the Registration Statement, whether pursuant to a filing pursuant to the 1934 Act, the 1933 Act or otherwise, or use any amendment or supplement to the Prospectus, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

(iv)         During the period specified in (ii) above, the Seller will deliver to the Representatives as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) as the Representatives may reasonably request.

(v)          The Seller will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of such Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the respective applicable rules and regulations of the Commission thereunder.

(vi)         If, at any time during the term of this Agreement and thereafter, when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Seller, to amend or supplement the Preliminary Prospectus or the Prospectus in order that the Preliminary Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances under which they were made or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the

Registration Statement, the Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Seller will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Preliminary Prospectus and the Prospectus comply with such requirements and will not file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise without the Representatives’ consent, which consent shall not be unreasonably withheld and which consent or nonconsent shall be given no later than two Business Days after the Seller advises the Representatives of such proposal to amend or supplement.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions or covenants set forth in this Section 4.  Notwithstanding the foregoing, the parties agree that for purposes of this Section 4(a)(vi), (A) the Seller may assume that the delivery period described above shall expire on November 30, 2015 unless otherwise advised in writing by the Representatives and (B) this Section 4(a)(vi) shall not apply to monthly servicing reports on Form 10-D or to any filing made on Form 10-K.  If the Representatives provide the notice described in the preceding clause (A), such notice shall be updated by a new notice to the Seller not less than weekly until the delivery period shall have expired.

(vii)        The Seller will endeavor in good faith to qualify the Underwritten Notes for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that the Seller shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction to which it is not so qualified.  The Seller will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Notes.  The Seller will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Notes have been qualified as above provided.

(viii)       During a period of 15 days from the date of the Prospectus, the Seller will not, without your prior written consent, directly or indirectly, sell, offer to sell, or otherwise dispose of, any asset backed pass-through certificates or notes or similar securities representing interests in or secured by agricultural and construction equipment loan receivables.

(ix)          The Seller has filed or will file each Preliminary Prospectus pursuant to and in accordance with Rule 424(b) within the time period prescribed under Rule 424(b).  The Seller has complied and will comply with Rule 433.

(b)           The Seller covenants with you as follows:

(i)            With respect to each sale of the Underwritten Notes, the Seller will cause the Trust to make generally available to holders of Underwritten Notes as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Trust (in form complying with the provisions of Rule 158 under the 1933 Act) covering the 12-month period beginning not later than the first day of the Trust’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement relating to the Underwritten Notes.

(c)           The Servicer covenants with you as follows:

(i)            So long as any of the Underwritten Notes shall be outstanding, the Servicer will deliver to you a copy of the annual statement as to compliance and any notice of default delivered to the Indenture Trustee pursuant to Section 4.10 of the Sale and Servicing Agreement and a copy of the annual assessment(s) of compliance with the servicing criteria and the annual attestation of a firm of independent public accountants furnished to the Indenture Trustee pursuant to Section 4.11 of the Sale and Servicing Agreement, as soon as such statements are furnished to the Indenture Trustee.

(d)           JDCC covenants with you as follows:

(i)           JDCC will comply with the representations or certifications made in any 17g-5 Certification delivered to a hired NRSRO.

SECTION 5.    Payment of Expenses.  The Seller and JDCC will be obligated to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing, issuance and delivery of the Underwritten Notes to the Underwriters, (iii) the fees and disbursements of counsel and accountants for the Seller and JDCC, (iv) the qualification of the Underwritten Notes under securities laws in accordance with the provisions of Section 4(a)(vii), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the determination of the eligibility of the Underwritten Notes for investment and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Legal Investment Survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of each Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees of each hired NRSRO that rates any of the Notes, (ix) the fees and expenses of the Indenture Trustee, the Owner Trustee and their respective counsel and (x) all expenses incurred for preparing, printing and distributing each Issuer Free Writing Prospectus to investors or prospective investors.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i), the Seller and JDCC, jointly and severally, shall be obligated to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.    Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Seller and JDCC herein contained, to the performance by the Seller and JDCC of their obligations hereunder, and to the following further conditions:

(a)           At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.  The Preliminary Prospectus and the

Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and the Final Term Sheet contemplated by Section 3(b) shall have been transmitted for filing within the prescribed time period required by Rule 433(d)(5)(ii), and prior to Closing Time, the Seller shall have provided evidence satisfactory to the Representatives of such timely filing.

(b)           At Closing Time, the Underwriters shall have received:

(1)           The favorable opinion, dated as of the Closing Date, of Shearman & Sterling LLP, counsel for the Seller and JDCC, in form and substance satisfactory to the Representatives (and addressed to each Underwriter), to the effect that:

(i)               JDCC is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

(ii)              This Agreement has been duly authorized, executed and delivered by JDCC.

(iii)             Assuming the due authorization, execution and delivery of the Indenture by the parties thereto, the Indenture constitutes a valid and binding obligation of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv)             Assuming that the Notes have been duly authorized, executed and delivered by the Trust, when authenticated by the Indenture Trustee in accordance with the Indenture and, in the case of the Underwritten Notes, delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will be valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v)             Assuming due authorization, execution and delivery thereof by the party or parties thereto, each Basic Document (other than the Trust Agreement) to which the Seller is a party constitutes the valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to or affecting creditors’ rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vi)             Each Basic Document to which JDCC is a party has been duly authorized, executed and delivered by JDCC and, assuming due authorization, execution and delivery thereof by the other party or parties thereto, and each such Basic Document constitutes the valid and binding obligation of JDCC enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to or affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vii)            The statements in the Preliminary Prospectus, as amended and supplemented by the Final Term Sheet, and the Prospectus under “Description of the Notes” and “Description of the Transfer and Servicing Agreements,” in each case, insofar as such statements constitute summaries of certain provisions of the Securities and the Basic Documents, fairly summarize in all material respects such provisions.

(viii)           The description of the U.S. federal income tax consequences and ERISA set forth in the Preliminary Prospectus, as amended and supplemented by the Final Term Sheet, and the Prospectus under the captions “Federal Income Tax Considerations” and “ERISA Considerations”, in each case, in so far as such descriptions constitute a statement of U.S. federal income tax law or ERISA or legal conclusions and subject to the limitations set forth therein, are accurate in all material respects.  As set forth and further discussed in such statements, for federal income tax purposes, the Underwritten Notes will be considered debt and the Trust will not be an association (or a publicly traded partnership) taxable as a corporation.

(ix)             No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Underwritten Notes to the Underwriters or the issuance of the Retained Notes or the related Certificates, except such as may have been obtained or be required under the 1933 Act or the 1933 Act Regulations or state securities law.

(x)              The execution and delivery of this Agreement and the Basic Documents by each of the Seller, the Trust and JDCC and the consummation of the transactions contemplated herein and therein will not result in the violation of the provisions of any applicable federal law or federal administrative regulation (other than the 1933 Act, the 1934 Act and the 1939 Act).

(xi)             The Registration Statement is effective under the 1933 Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(xii)            The Registration Statement and the Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

(xiii)           The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions contemplated herein and in the Basic Documents to which the Seller is a party will not conflict with the charter or by-laws of the Seller.

(xiv)           Neither the Seller nor the Trust is required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Trust is entitled to rely on Section 3(c)(5) of the 1940 Act for its exemption from registration under the 1940 Act.

(xv)            The Trust is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(xvi)           The Indenture has been duly qualified under the 1939 Act, and the Trust Agreement is not required to be qualified under the 1939 Act.

(xvii)          The Purchase Agreement creates a valid security interest, as defined in the Uniform Commercial Code as currently in effect in the State of New York, in the Receivables.  Under New York law, the perfection of such ownership interest is governed by the law of the state in which JDCC is organized.

(xviii)         The Sale and Servicing Agreement either (a) validly transfers to the Trust an ownership interest in all of the Seller’s right, title and interest in the Receivables or (b) if the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement is deemed to be a pledge, then the Sale and Servicing Agreement creates a valid security interest in the Receivables and the proceeds thereof in favor of the Trust.  Under New York law, the perfection of such ownership interest and security interest is governed by the law of the jurisdiction where such collateral is located or, in the case of a non-possesory interest in the Receivables, by the law of the state in which the Seller is organized.

(xix)           The Indenture creates a valid security interest in the Receivables and the proceeds thereof and in the Trust Accounts in favor of the Indenture Trustee.  Under New York law, the perfection of such security interest is governed by (x) the law of the state in which the Trust is organized in the case of the Receivables and the proceeds thereof and (y) the related “securities intermediary’s jurisdiction” or related “bank’s jurisdiction,” as applicable, in the case of the Trust Accounts.

Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Disclosure Package other than those mentioned in paragraph (vii) and (viii) above.  Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Seller and JDCC and their auditors.  In the course of such review and discussion, no facts have come to such counsel’s attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1, as to which such counsel need not comment), at the Applicable Time, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package or any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not comment), as of the Applicable Time, included or includes any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not comment), at its date, at the time any such amended or supplemented Prospectus was issued or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, the Underwriters shall have received from Shearman & Sterling LLP, a letter authorizing the Underwriters to rely upon the opinion or opinions delivered by such counsel to each hired NRSRO in connection with the transactions contemplated by this Agreement and the Basic Documents.

(2)           The favorable opinion, dated as of the Closing Date, of the General Counsel or Associate General Counsel of Deere & Company (“Deere”) or the

Chief Counsel of JDCC, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:

(i)               To the best of such counsel’s knowledge and information, the execution and delivery of this Agreement and the Basic Documents and the consummation of the transactions contemplated herein and therein will not result in the violation of the provisions of any applicable federal or Illinois law or federal or Illinois administrative regulation.

(ii)              The execution and delivery of this Agreement and the Basic Documents and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, the charter or bylaws of JDCC or the Seller or any agreement, indenture, or other instrument known to such counsel to which JDCC or the Seller is a party or by which JDCC or the Seller may be bound, or any law, administrative regulation or administrative or court order known to him to be applicable to either JDCC or the Seller.

(iii)             The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain Legal Aspects of the Receivables,”  to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

(iv)             The Receivables are “tangible chattel paper” or “electronic chattel paper” under the Illinois Uniform Commercial Code.

(v)             During the time period in which JDCC acquired the Receivables, JDCC had in place sufficient documents and procedures which, if followed, resulted in JDCC owning the Receivables; and assuming that such procedures were followed (and counsel has no reason to believe such procedures were not followed), immediately prior to the sale of the Receivables to the Seller, JDCC owned the Receivables free and clear of any lien, security interest or charge.  With respect to each Receivable constituting part of the Trust, such Receivable is secured by a validly perfected first priority purchase money security interest in the equipment financed thereby in favor of JDCC as a secured party or, in accordance with its customary standards, policies and servicing procedures, such procedures have been taken that if followed (and such counsel has no reason to believe that they will not be so followed) will result in the perfection of a first priority purchase money security interest in the equipment financed thereby in favor of JDCC as a secured party, subject to customary and usual exceptions.  Each such Receivable has been duly and validly assigned to the Seller by JDCC pursuant to the terms of the Purchase Agreement.

(3)           The favorable opinion, dated as of the Closing Date, of Fennemore Craig, P.C., special Nevada counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:

(i)               The Seller is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada.

(ii)              This Agreement and each Basic Document to which the Seller is a party has been duly authorized and executed by the Seller.

(iii)            The Receivables are “tangible chattel paper” or “electronic chattel paper”  under Nevada law.

(iv)             Assuming that an ownership interest in the Receivables has been validly transferred to the Seller pursuant to the Purchase Agreement and such security interest has been properly perfected under applicable law, the Seller has a first-priority ownership interest in the Receivables and the proceeds thereof, subject to customary exceptions and assumptions.  Assuming that an ownership interest in the Receivables has been validly transferred to the Trust pursuant to the Sale and Servicing Agreement, the Trust has a first-priority, perfected ownership interest in the Receivables and the proceeds thereof, subject to customary exceptions and assumptions.  Assuming that a security interest in the Receivables has been validly created in favor of the Indenture Trustee pursuant to the Indenture and such security interest has been properly perfected under applicable law, the Indenture Trustee has a first priority security interest in the Receivables and the proceeds thereof, subject to customary exceptions and assumptions.

(v)           The State of Nevada does not impose an individual income tax or an income tax on corporations, partnerships or other entities doing business in Nevada.

(4)           The favorable opinion, dated as of the Closing Date, of Lane & Waterman, special Iowa tax counsel for the Seller and JDCC, in form and substance satisfactory to counsel for the Underwriters, to the effect that the information under “Certain Iowa Tax Considerations” in the Preliminary Prospectus, the Prospectus and the prospectus in the Registration Statement as of the date of such prospectus, to the extent that it constitutes matters of Iowa law or Iowa legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(5)           The favorable opinion, dated as of the Closing Date, of Dorsey & Whitney, counsel for the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:

(i)               The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and has full power and authority to perform its obligations thereunder.

(ii)              The Indenture has been duly and validly authorized, executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery thereof by the Trust, constitutes the valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights or by general principles of equity.

(iii)             To the best of such counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture.

(iv)             No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture.

(6)           The favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., counsel for the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:

(i)              Wells Fargo Delaware Trust Company, N.A. is duly formed and validly existing as a national banking association with trust powers under the federal laws of the United States of America.

(ii)             Wells Fargo Delaware Trust Company, N.A. has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)             The Trust Agreement has been duly authorized, executed and delivered by Wells Fargo Delaware Trust Company, N.A.

(iv)             Neither the execution, delivery and performance by Wells Fargo Delaware Trust Company, N.A. of the Trust Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, conflict with or result in a breach of, or constitute a default under the provisions of, Wells Fargo Delaware Trust Company, N.A.’s articles of association or by-laws or any law, rule or regulation of the United States of America or the State of Delaware governing the trust powers of Wells Fargo Delaware Trust Company, N.A.

(v)           No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission under the laws of the United States of America governing the trust powers of Wells Fargo Delaware Trust Company, N.A. or under the laws of the State of Delaware is required by or with respect to Wells Fargo Delaware Trust Company, N.A. for the valid execution and delivery of, and performance of its obligations under, the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the Certificate of Trust.

(7)           The favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters (and addressed to each Underwriter), to the effect that:

(i)           The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

(ii)           The Trust has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the Basic Documents to which it is a party, to issue the Notes and the Certificate and to grant the Trust Estate to the Indenture Trustee as security for the Notes.  The Trust Agreement authorizes the Trust to execute and deliver the Basic Documents to which it is a party, to issue the Notes and the Certificate and to grant the Trust Estate to the Indenture Trustee as security for the Notes.  The Trust has duly executed and delivered the Basic Documents to which it is a party and the Notes.

(iii)           The Certificate has been validly issued and is entitled to the benefits of the Trust Agreement.

(iv)           The Trust Agreement is a legal, valid and binding obligation of the Seller and the Owner Trustee, enforceable against the Seller and the Owner Trustee, in accordance with its terms.

(v)           Each of the Financing Statements (as hereinafter defined) is in an appropriate form for filing in the State of Delaware and has been duly filed in the appropriate filing office in the State of Delaware and the fees and documents taxes, if any, payable in connection with the said filing of the Financing Statements have been paid in full.

“Financing Statements” shall mean (i) the financing statement on form UCC-1, naming JDCC as debtor and JDRI as secured party, to be filed with the Secretary of State of the State of Delaware (Uniform Commercial Code Section) (the “Division”) on or before the Closing Date (the “JDCC Financing Statement”) and (ii) the financing statement on form UCC-1, naming the Trust as debtor and the Indenture Trustee as secured party, to be filed with the Division on or before the Closing Date (the “Trust Financing Statement”).

(vi)            Under Article 9 of the Uniform Commercial Code as in effect in the State of Delaware, 6 Del. C. § 9-101 et seq. (the “DELUCC”) (without regard to conflicts of laws principles), and assuming that a security interest in all of JDCC’s right, title and interest in the Receivables has been validly transferred to the Seller, upon the filing of the JDCC Financing Statement with the Division, the Seller will have a perfected security interest in that portion of the collateral described in Section 2.01 of the Purchase Agreement (the “JDCC Collateral”) described in the JDCC Financing Statement that may be perfected by filing of a financing statement with the Division (the “JDCC Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the DELUCC) thereof.  No refiling or other action is necessary under the DELUCC in order to maintain the perfection of such security interest, except for the filing of continuation statements at five year intervals.

(vii)           Under Article 9 of the DELUCC (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral (as defined in the Indenture) has been duly created and has attached, upon the filing of the Trust Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust’s rights in that portion of the Collateral, and the proceeds thereof, described in the Trust Financing Statement that may be perfected by filing a financing statement with the Division (the “Trust Filing Collateral” and together with the JDCC Filing Collateral, the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the DELUCC) thereof.  No refiling or other action is necessary under the DELUCC in order to maintain the perfection of such security interest, except for the filing of continuation statements at five year intervals.

(viii)           The search report obtained in connection with the opinion, sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the DELUCC have on file financing statements against the Trust covering the Trust Filing Collateral as of the time of such search.  Except for the Indenture Trustee, the search report identifies no party who has on file with the Division an effective financing statement naming the Trust as debtor and describing the Trust Filing Collateral prior to the final date of the time period covered by such search.

(ix)             Under § 3805(b) of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., no creditor of the Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(x)              Under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholder will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

(8)           The favorable opinion, dated as of the Closing Date, of Sidley Austin LLP, counsel for the Underwriters, with respect to the issue and sale of the Securities, the Registration Statement, this Agreement, the Preliminary Prospectus, the Prospectus and such other related matters as the Underwriters may reasonably require.

(c)           At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Preliminary Prospectus, any material adverse change in the financial condition of JDCC and its subsidiaries considered as an enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as an enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President, a Vice President or the Treasurer or Assistant Treasurer of JDCC, on behalf of each of JDCC and the Seller, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time.

(d)           At or prior to the Closing Time, you shall have received from a nationally recognized accounting firm that is acceptable to the Representatives (the “Independent Public Accountant”) three letters, one dated as of a date at least five business days prior to the date hereof addressed to JDCC and including all of the Underwriters as “Specified Parties” thereunder, one dated as of the date of the Preliminary Prospectus and addressed to all of the Underwriters, and the other dated as of the Applicable Time and addressed to all of the Underwriters, each in the form heretofore agreed.

(e)           At Closing Time, you shall have received from the Owner Trustee a certificate signed by one or more duly authorized officers of the Owner Trustee, dated as of the Closing Date, as to the due acceptance of the Trust Agreement by the Owner Trustee and the due execution and delivery of the Notes and Certificates delivered by the Owner Trustee in accordance therewith and such other matters as you shall request.

(f)           At the Closing Time, you shall have received from the Indenture Trustee, an officer’s certificate certifying that the information contained in the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act filed with the Registration Statement is true and correct.

(g)           At Closing Time, the Underwritten Notes shall have received the ratings indicated in the Ratings Term Sheet from the hired NRSROs.

(h)           At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Seller and JDCC in connection with the issuance and sale of the Underwritten Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Seller and JDCC at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 7.    Indemnification.

(a)           As an inducement to the Underwriters to participate in the public offering of the Underwritten Notes, the Seller and JDCC jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense to which such Underwriter may become subject, under the Act or otherwise, arising out of (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Intex Information or in any Issuer Free Writing Prospectus or the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any untrue statement or alleged untrue statement of a material fact contained in the Form ABS-15G (taken as a whole, together with the Disclosure Package), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless, in each case, such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Seller by or on behalf of any Underwriter through any Representative expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information, any Issuer Free Writing Prospectus (including any Permitted Free

Writing Prospectus) or the Form ABS-15G, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as “Underwriters Information” in the Pricing Agreement, or was made in reliance upon the Form T-1 of the Indenture Trustee under the Indenture;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller and JDCC; and

(iii)          against any and all expense whatsoever (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Seller or JDCC be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Seller or JDCC shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Seller or JDCC shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  JDCC shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if JDCC elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought.  In the event that JDCC elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them.  In the event that the parties to any such action (including impleaded parties) include both the Seller and/or JDCC, on the one hand, and one or more Underwriters, on the other, and any such Underwriter shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Seller or JDCC, JDCC shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Seller and JDCC shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives.  The Seller and JDCC agree to notify the Representatives within a reasonable time of the assertion of any claim against either of them, any of their officers or directors or any person, if any, who controls the Seller or JDCC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in connection with the sale of the Underwritten Notes.

(b)           Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Seller and JDCC, and each of the officers of the Seller who signs the Registration Statement and each of its directors and each person, if any, who controls the Seller and JDCC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Seller and JDCC, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information or any Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus) in reliance upon and in conformity with written information furnished to the Seller by or on behalf of such Underwriter through either Representative expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information or any Issuer Free Writing Prospectus (including any Permitted Free Writing Prospectus); it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as “Underwriters Information” in the Pricing Agreement.  In case any action shall be brought against the Seller or JDCC or any person so indemnified based on the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package (or any amendment or supplement thereto), the Intex Information or any Issuer Free Writing Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Seller and JDCC, and the Seller and JDCC and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

SECTION 8.  Contribution.  If the indemnification provisions provided in Section 7 should under applicable law be unenforceable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Underwriters from the offering of the Underwritten Notes and also the relative fault of the Seller and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Seller and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Notes.  The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 7 including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct and prevent such statement or omission.  The Seller, JDCC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Seller and JDCC under this Section 8 shall be in addition to any liability which the Seller and JDCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Seller and to each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

SECTION 9.    Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement and the Pricing Agreement or contained in certificates of officers of the Seller and JDCC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Seller and JDCC and shall survive delivery of the Underwritten Notes to the Underwriters.

SECTION 10.  Termination of Agreement.

(a)           The Representatives may terminate this Agreement, by notice to the Seller and JDCC at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, in the reasonable judgment of the Representatives, any material adverse change in the financial condition of JDCC and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of JDCC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Notes or to enforce contracts for the sale of the Notes, or (iii) if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

(b)           If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

SECTION 11.  Default.  If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Notes that it or they are obligated to purchase under this Agreement (the “Defaulted Underwritten Notes”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Underwritten Notes in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Underwritten Notes, then:

(a)           if the aggregate principal amount of Defaulted Underwritten Notes does not exceed 10% of the aggregate principal amount of the Underwritten Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of such non-defaulting Underwriters, or

(b)           if the aggregate principal amount of Defaulted Underwritten Notes exceeds 10% of the aggregate principal amount of the Underwritten Notes to be purchased pursuant to this Agreement, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Seller or JDCC.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Seller or the Representatives shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements may be effected.

SECTION 12.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to you shall be directed to you at RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281, Attention:  Rick Koppenhaver, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Martin Attea, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: George Wilkins.  Notices to the Seller shall be directed to the Seller at 1 East First Street, Reno, Nevada 89501, Attention:  Manager (with a copy to Deere & Company, One John Deere Place, Moline, Illinois 61265-8098, Attention:  Treasurer); notices to JDCC shall be directed to JDCC at Suite 600, 1 East First Street, Reno, Nevada 89501, Attention:  Manager (with a copy to Deere & Company, One John Deere Place, Moline, Illinois 61265-8098, Attention:  Treasurer).

SECTION 13.  No Fiduciary Duty.  The Seller and JDCC each acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Seller and JDCC with respect to the offering of the Underwritten Notes contemplated hereby (including in connection with determining the price and terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of (except to the extent explicitly set forth herein), the Seller and JDCC or any other person.  The Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Seller and JDCC with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Seller and JDCC on other matters) or any other obligation to the Seller and JDCC except the obligations expressly set forth in this Agreement.  Additionally, the Underwriters are not advising the Seller and JDCC or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Seller and JDCC shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Seller and JDCC with respect thereto. Any review by the Underwriters of the Seller and JDCC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Seller and JDCC.

SECTION 14.  Parties.  This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Seller, JDCC, and their respective successors.  Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained.  This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives and for the benefit of no other person, firm or corporation.  No purchaser of an Underwritten Note from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  Governing Law and Time.  This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.  Specified times of day refer to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller and JDCC counterparts hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Seller and JDCC in accordance with its terms.

Very truly yours,

JOHN DEERE RECEIVABLES, INC.

By:	/s/ Larry J. Gant
	Name:	Larry J. Gant
	Title:	Assistant Secretary

JOHN DEERE CAPITAL CORPORATION

By:	/s/ Larry J. Gant
	Name:	Larry J. Gant
	Title:	Assistant Secretary

[signature page continues]

Underwriting Agreement

CONFIRMED AND ACCEPTED, as of

the date first above written:

RBC Capital Markets, LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.

By: RBC CAPITAL MARKETS, LLC,
as Representative of the Several Underwriters

By:	/s/ Rick Koppenhaver
	Name:	Rick Koppenhaver
	Title:	Managing Director

By: BARCLAYS CAPITAL INC.,
as Representative of the Several Underwriters

By:	/s/ Kieran Brady
	Name:	Kieran Brady
	Title:	Managing Director

By: J.P. MORGAN SECURITIES LLC,
as Representative of the Several Underwriters

By:	/s/ Ernest K. Au
	Name:	Ernest K. Au
	Title:	Vice President

Underwriting Agreement

Exhibit A

JOHN DEERE OWNER TRUST 2015-B

JOHN DEERE RECEIVABLES, INC.

and

JOHN DEERE CAPITAL CORPORATION

Class A-2  0.98% Asset Backed Notes

Class A-3  1.44% Asset Backed Notes

Class A-4  1.78% Asset Backed Notes

PRICING AGREEMENT

September 1, 2015

RBC Capital Markets, LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.

c/o           RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, New York 10281

c/o           Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o           J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

as Representatives of the Several Underwriters

Dear Sirs:

Reference is made to the Underwriting Agreement, dated September 1, 2015 (the “Underwriting Agreement”) relating to the purchase by RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc., severally and not jointly, of the above-referenced Class A-2, Class A-3 and Class A-4 Notes (the “Underwritten Notes”), the provisions of which are incorporated herein by reference.  Capitalized terms used but not defined herein have the meanings given them in the Underwriting Agreement.

Subject to the terms and conditions of the Underwriting Agreement, the Seller agrees with the Underwriters that the purchase price for the Underwritten Notes to be paid by the Underwriters shall be the percentage of the principal amount (which percentage is equal to 99.99663% less the underwriting discount in the case of the Class A-2 Notes, 99.98093% less the underwriting discount in the case of the Class A-3 Notes and 99.97437% less the underwriting discount in the case of the Class A-4 Notes) set forth below:

Underwriters	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
RBC Capital Markets, LLC	$85,750,000	$71,050,000	$26,250,000
Barclays Capital Inc.	$67,375,000	$55,825,000	$20,625,000
J.P. Morgan Securities LLC	$67,375,000	$55,825,000	$20,625,000
HSBC Securities (USA) Inc.	$12,250,000	$10,150,000	$3,750,000
Mitsubishi UFJ Securities (USA), Inc.	$12,250,000	$10,150,000	$3,750,000
	$245,000,000	$203,000,000	$75,000,000

Underwritten Notes	Percentage of Principal Amount	Underwriting Discount	Interest Rate
Class A-2 Notes	99.99663%	0.190%	0.98%
Class A-3 Notes	99.98093%	0.254%	1.44%
Class A-4 Notes	99.97437%	0.400%	1.78%

The Seller also agrees with the Underwriters that:

The Trust is the John Deere Owner Trust 2015-B.

The initial principal amount of the Certificates will be $19,260,178.

The Owner Trustee will be Wells Fargo Delaware Trust Company, N.A.

The Indenture Trustee will be U.S. Bank National Association.

The Class A-2 final Payment Date shall be June 15, 2018, the Class A-3 final Payment Date shall be October 15, 2019 and the Class A-4 final Payment Date shall be June 15, 2022.

The principal amount of the Class A-1 Notes is $228,000,000 and the interest rate on the Class A-1 Notes is 0.40000%.  The class A-1 final Payment Date shall be September 15, 2016.

Pricing Agreement

“Applicable Time” with respect to the Underwritten Notes means 1:38 p.m. on September 1, 2015.

The date of the Preliminary Prospectus Supplement is August 31, 2015.

For purposes of the Underwriting Agreement, the only information furnished to the Seller by any Underwriter through either Representative for use in the Preliminary Prospectus and the Prospectus consists of the following information in the Preliminary Prospectus Supplement and the Prospectus Supplement furnished on behalf of each Underwriter, which shall constitute “Underwriters Information”: (i) the concession and reallowance figures appearing in the second paragraph under the heading “Underwriting” in the Prospectus Supplement, (ii) the second and third sentences contained in the fifth paragraph under the heading “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement, (iii) the information contained in the sixteenth through nineteenth paragraphs under the heading “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement and (iv) the second sentence under the heading “Risk Factors-Limited Ability to Resell Notes” in the Preliminary Prospectus Supplement and the Prospectus Supplement.

Pricing Agreement

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Seller and JDCC in accordance with its terms.

Very truly yours,

JOHN DEERE RECEIVABLES, INC.

By:	/s/ Larry J. Gant
	Name:	Larry J. Gant
	Title:	Assistant Secretary

JOHN DEERE CAPITAL CORPORATION

By:	/s/ Larry J. Gant
	Name:	Larry J. Gant
	Title:	Assistant Secretary

[signature page continues]

Pricing Agreement

CONFIRMED AND ACCEPTED, as of
the date first above written:

RBC Capital Markets, LLC
Barclays Capital INC.
J.P. Morgan Securities LLC

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

By:	RBC CAPITAL MARKETS, LLC,
as Representative of the Several Underwriters

By:	/s/ Rick Koppenhaver
	Name:	Rick Koppenhaver
	Title:	Managing Director

By:	BARCLAYS CAPITAL INC.,
as Representative of the Several Underwriters

By:	/s/ Kieran Brady
	Name:	Kieran Brady
	Title:	Managing Director

By:	J.P. MORGAN SECURITIES LLC,
as Representative of the Several Underwriters

By:	/s/ Ernest K. Au
	Name:	Ernest K. Au
	Title:	Vice President

Pricing Agreement

EXHIBIT A

Filed pursuant to Rule 433(d)
Registration Nos. 333-197204 and
333-197204-03

FINAL TERM SHEET, dated September 1, 2015

$523,000,000

John Deere Owner Trust 2015-B

Issuing Entity

$228,000,000(1)	Class A-1	0.40000% Asset Backed Notes
$245,000,000	Class A-2	0.98% Asset Backed Notes
$203,000,000	Class A-3	1.44% Asset Backed Notes
$75,000,000	Class A-4	1.78% Asset Backed Notes

(2)(1) The(11) class A-1 notes are not being offered and are anticipated to be retained by the depositor or an affiliate thereof on the closing date, and may be sold at any time directly by the depositor, including through a placement agent or underwriters.

John Deere Receivables, Inc., Seller and Depositor
John Deere Capital Corporation, Sponsor and Servicer

	Class A-1 Notes(1)	Class A-2 Notes(2)	Class A-3 Notes(2)	Class A-4 Notes(2)
Principal Amount	$228,000,000	$245,000,000	$203,000,000	$75,000,000
Per Annum Interest Rate	0.40000%	0.98%	1.44%	1.78%
Final Scheduled Payment Date	September 15, 2016	June 15, 2018	October 15, 2019	June 15, 2022
Initial Public Offering Price	(1)	99.99663%	99.98093%	99.97437%
Payment Date	Monthly, beginning October 15, 2015 (subject to the business day convention)	Monthly, beginning October 15, 2015 (subject to the business day convention)	Monthly, beginning October 15, 2015 (subject to the business day convention)	Monthly, beginning October 15, 2015 (subject to the business day convention)
Weighted Average Life(3)	0.33	1.13	2.25	3.17
CUSIP	47787W AA7	47787W AB5	47787W AC3	47787W AD1

(1)     The class A-1 notes are not being offered and are anticipated to be retained by the depositor or an affiliate thereof on the closing date, and may be sold at any time directly by the depositor, including through a placement agent or underwriters.
(2)     Subject to the considerations set forth in the preliminary prospectus, the Notes are generally eligible for purchase by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, and other similar retirement plans and arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended.
(3)      Pricing speed: 18% CPR (with a 10% clean-up call)

Trade Date:  September 1, 2015.
Expected Settlement Date:  September 9, 2015.
Initial Note Value:  $770,260,178 (discount rate:  4.00%)
Certificate Principal Amount:  $19,260,178
Initial Reserve Account Deposit:  $7,702,602
Specified Reserve Account Balance:  $7,702,602

RBC Capital Markets	Barclays	J.P. Morgan

HSBC	MUFG

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-866-375-6829.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

2

EXHIBIT B

1.	Information contained in the Final Term Sheet.

2.	Information contained in the Ratings Term Sheet.

3.	Other Issuer Free Writing Prospectus: None.

4.	Oral information not otherwise contained in the Final Term Sheet: None.